UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

October 16, 2020

Date of Report (Date of earliest event reported): October 16, 2020

CITIZENS HOLDING COMPANY

(Exact name of the registrant as specified in its charter)

Mississippi	001-15375	64-0666512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 Main Street, Philadelphia, Mississippi	39350
(Address of principal executive office)	(Zip Code)

(601) 656-4692

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.20 par value	CIZN	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hiring of Phillip R. Branch; Changes in Principal Financial Officer and Principal Accounting Officer

On October 14, 2020, Citizens Holding Company (“Citizens”), Citizens wholly-owned subsidiary, The Citizens Bank (the “Bank”), announced that, effective October 1, 2020, Phillip R. Branch has been appointed as the Chief Financial Officer and Treasurer of Citizens and as the Senior Vice President and Chief Financial Officer of the Bank. Effective as of the same date, Robert T. Smith has retired as Citizens and the Bank’s Chief Financial Officer.

Biographical information about Mr. Branch is as follows:

•Phillip R. Branch. Mr. Branch, age 37, joined Citizens in March 2018 and has served Vice President/Comptroller of the Bank since January 2020. Prior to joining Citizens, Mr. Branch was a Senior Manager in the Financial Institutions practice of HORNE LLP, beginning in September 2006, serving banks throughout the southeastern United States. Mr. Branch has been a Certified Public Accountant since 2009.

There are no family relationships between Mr. Branch and any director or executive officer of Citizens. As of the date hereof, there are no transactions in which Citizens is a participant and in which Mr. Branch, any member of his immediate family or businesses with which they are associated has a direct or indirect interest that would constitute a “related person” transaction under the regulations promulgated by the Securities and Exchange Commission.

Employment Agreement with Mr. Branch. On October 1, 2020, in connection with the announcement of his appointment as the Chief Financial Officer of Citizens and Citizens Bank, Mr. Branch entered into an employment agreement with Citizens governing the terms of his employment, to commence on October 1, 2020. The following information details the material terms of the verbal employment agreement.

The initial term of Mr. Branch’s employment agreement is one year. After the expiration of the initial term, his agreement will be extended for successive one-year renewal periods, unless either Citizens or Mr. Branch provides not less than 60 days’ prior written notice to the other that his agreement will not be renewed.

Mr. Branch’s base salary is $160,000, subject to annual adjustment. For the current fiscal year and after, Mr. Branch is eligible to receive annual performance-based cash bonuses under Citizens’ senior management bonus plan which is based on the Bank’s net income attaining an income level set by the Board of Directors. Mr. Branch is also eligible to participate in the plans and arrangements available to officers and employees of Citizens, including a tax-qualified 401(k) plan, various insurance benefits and deferred compensation plans. Finally, Mr. Branch will receive certain benefits, including country club dues and association memberships.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press Release issued by the Bank

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS HOLDING COMPANY

BY:	/s/ Greg L. McKee
Greg L. McKee
President and Chief Executive Officer

DATE: October 16, 2020